EXHIBIT 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Exchange-Traded Fund Trust of our reports dated June 5, 2023, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the periods indicated within Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

August 22, 2023

Appendix A

Fund	Period
John Hancock Corporate Bond ETF	May 1, 2022 – April 30, 2023
John Hancock International High Dividend ETF	December 20, 2022 – April 30, 2023
John Hancock Mortgage-Backed Securities ETF	May 1, 2022 – April 30, 2023
John Hancock Multifactor Developed International ETF	May 1, 2022 – April 30, 2023
John Hancock Multifactor Emerging Markets ETF	May 1, 2022 – April 30, 2023
John Hancock Multifactor Large Cap ETF	May 1, 2022 – April 30, 2023
John Hancock Multifactor Mid Cap ETF	May 1, 2022 – April 30, 2023
John Hancock Multifactor Small Cap ETF	May 1, 2022 – April 30, 2023
John Hancock Preferred Income ETF	May 1, 2022 – April 30, 2023
John Hancock U.S. High Dividend ETF	September 27, 2022 – April 30, 2023